Exhibit 10.1

FARM CREDIT LEASING

Suite 300

600 HWY 169 South

Minneapolis, MN 55426

March 30, 2007

EXTENDED TERM SCHEDULE A

LESSEE:	LESSOR:
Dakota Growers Pasta Company, Inc.	Farm Credit Leasing Services Corporation
One Pasta Avenue	Suite 300 HWY 169 South
Carrington, ND 58421	Minneapolis, MN 55426

Pursuant to the terms of that certain Lease Agreement dated March 6, 2002 between Lessor and Lessee (“Lease Agreement”), Lessee hereby agrees to renew the term of the Lease for the Equipment described in that certain Schedule A dated March 29, 2002 on the terms and conditions described below.  Pursuant to paragraph 23, at least sixty (60) day advance written notice is required for early buy-out of this renewal.  Early buy-out will be without termination fee.  Any buy-out amount in excess of $500,000 may be subject to debt breakage fee as determined by CoBank Treasury Department.  In the event of an early buy-out, breakage fee will apply to the amount in excess of $500,000 only if debt cost on the date of the early buy-out is lower than the cost of debt employed 4-1-07 for this extended contract.  This Extended Term Schedule A is hereby made part of the Lease Agreement.

CONTRACT NUMBER: 001-6092228-001

CUSTOMER NUMBER: 5033592

RENEWAL TERMS:

  Commencement Date:  April 1, 2007

  Fixed Debt Monthly/Advance Rental Amount:  $34,428.00

  Rental Due Date:  First of Month

  Total Number of Rentals:  Sixty (60)

  Renewal Lease Term Expiration:  March 31, 2012

  Purchase Option Amount:  $1.00

LESSOR:		LESSEE:
Farm Credit Leasing
Service Corporation
By:		By:	/s/ Edward Irion

Title:	Date:	Title:	CFO	Date:	3/30/07